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                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

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We consent to the inclusion in the Boston Capital Real Estate Investment Trust,
Inc. Registration Statement on Form S-11 (Registration No. 333-108426) of our report dated August 28, 2003 on the audited Consolidated Financial Statements of BCMR Seattle, Inc. as of December 31, 2002 and for the period from November 1, 2002 (inception) through December 31, 2002, our report dated July 2, 2003 on the audited Combined Statement of Gross Income and Direct Operating Expenses of Alderwood Park Apartments, Ridgegate Apartments, Ridgetop Apartments, and Wellington Apartments for the year ended December 31, 2002, our report dated September 8, 2003 on the audited Combined Statement of Gross Income and Direct Operating Expenses of Boulder Creek Apartments, Bridge Creek Apartments, and Settler's Point Apartments for the year ended December 31, 2002, and our report dated November 14, 2003 on the audited Combined Statement of Gross Income and Direct Operating Expenses of Bay Pointe Apartments, Oaks at Timuquana Apartments, and Spicewood Springs Apartments for the year ended December 31, 2002. We also consent to the reference to our firm under the caption "Experts."

                                                 /s/ REZNICK FEDDER & SILVERMAN

Bethesda, Maryland
December 12, 2003